UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2008 (August 20, 2008)

Behringer Harvard Short-Term Opportunity

Fund I LP

(Exact Name of Registrant as Specified in Its Charter)

Texas	000-51291	71-0897614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas
75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1620
(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 20, 2008, Behringer Harvard Short-Term Opportunity Fund I LP (which may be referred to herein as the “Registrant,” “we,” “our,” or “us”), entered into the Second Amended and Restated Unsecured Promissory Note payable to Behringer Harvard Holdings, LLC (“Second Amended BHH Loan”), our sponsor and affiliate of our general partners, pursuant to which we may borrow up to $25 million, subject to approval by the lender.  On November 9, 2007, we entered into a promissory note payable to Behringer Harvard Holdings, LLC (“BHH Loan”), pursuant to which we were permitted to borrow a total principal amount of $10 million.  On March 27, 2008, we entered into the Amended and Restated Unsecured Promissory Note payable to Behringer Harvard Holdings, LLC (“Amended BHH Loan”) pursuant to which we were permitted to borrow a maximum of $20 million, subject to approval by the lender.  The Second Amended BHH Loan amends and restates the Amended BHH Loan.  All amounts borrowed under the BHH Loan and the Amended BHH Loan are deemed borrowed under the Second Amended BHH Loan.  As of August  20, 2008, total borrowings under the Second Amended BHH Loan were $13 million and the outstanding principal balance was $5.5 million.  The Second Amended BHH Loan is unsecured and bears interest at a rate of 5% per annum, with the accrued and unpaid amount of interest payable until the principal amount of each advance under the note is paid in full.  Borrowings under the Second Amended BHH Loan are subordinate to other indebtedness of the Registrant.  The maturity date of all borrowings under the Second Amended BHH Loan is August 20, 2011, and all proceeds from such borrowings will be used for working capital purposes.

As we have disclosed in previous public filings, we have used borrowings under these loans to finance short-term cash flow needs related principally to operating expenses, capital expenditures and continuing carrying and marketing costs for certain properties, as well as expected capital expenditures at other properties that are being prepared for sale in the future. While we would normally explore obtaining additional liquidity of this sort in the debt market, the debt market has tightened and we accessed support from our sponsor instead.  We expect that we will continue to require this liquidity support from our sponsor through 2008.  Our sponsor expects to make available to us additional funds under the Second Amended BHH Loan through 2008, potentially up to the borrowing limits thereunder.

Ultimately, management views these cash flow issues as short-term concerns that will resolve themselves as leasing and sales of assets are accomplished. Management remains optimistic as to the ultimate total return that can be made available to our investors.

The Second Amended and Restated Unsecured Promissory Note has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 2.03 disclosure by reference.

This Current Report on Form 8-K contains forward-looking statements, including discussion and analysis of us and our cash flow needs, anticipated capital expenditures required to complete projects, and other matters.  These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on their knowledge and understanding of the business and industry.  Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” and variations of these words and similar expressions are intended to identify forward-looking statements.  These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false.  We caution investors not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this Form 8-K.  We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.  Factors that could cause actual results to differ materially from any forward-looking statements made in this Form 8-K include changes in general economic conditions, changes in real estate conditions, construction costs that may exceed estimates, construction delays, increases in interest rates, lease-up costs, inability to obtain new tenants upon the expiration of existing leases, the potential need to fund tenant improvements or other capital expenditures out of operating cash flows and our inability to realize value for limited partners upon disposition of our assets.  The forward-looking statements should be read in light of the risk factors identified in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

The exhibits filed in response to Item 601 of Regulation S-K are listed on the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD SHORT-TERM
OPPORTUNITY FUND I LP

	By:	Behringer Harvard Advisors II LP,
Co-General Partner

Dated: August 26, 2008		By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer

EXHIBIT INDEX

10.1                         Second Amended and Restated Unsecured Promissory Note by and between Behringer Harvard Short-Term Opportunity Fund I LP and Behringer Harvard Holdings, LLC.